UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 7, 2017

Date of Report (date of earliest event reported)

Sigma Designs, Inc.

(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47467 Fremont Blvd.

Fremont, California 94538

(Address of principal executive offices)

(510) 897-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 7, 2017, Sigma Designs, Inc. (the “Company” or “Sigma”) entered into an Agreement and Plan of Merger (the “Agreement of Merger”) with Silicon Laboratories Inc., a Delaware corporation (“Parent”), and Seguin Merger Subsidiary, Inc., a California corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), providing for the merger of Merger Subsidiary with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Agreement of Merger.

At the time the Merger is consummated (the “Effective Time”), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding all Company Shares owned by the Company, Parent, Merger Subsidiary or by any of their respective direct or indirect wholly owned Subsidiaries, which shall be cancelled and shall cease to exist, and any Dissenting Shares) shall be automatically converted into the right to receive $7.05 in cash, without interest (the “Merger Consideration”).

Immediately prior to the Effective Time, the vesting of each Company Option then outstanding and held by an employee or other service provider whose employment or service relationship with the Company or a Subsidiary of the Company has not been terminated shall be accelerated in full. At the Effective Time, each Company Option that is outstanding, whether vested or unvested, will be cancelled in consideration for the right to receive a cash payment, if any, with respect thereto, equal to the product of (i) the number of vested shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time (including as a result of accelerated vesting), and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time. Each Company Stock Option that has an exercise price per share of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time that is equal to or greater than the Merger Consideration shall be cancelled without payment of any consideration therefor.

At the Effective Time, each Company RSU Award that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, and except as described below, shall be cancelled in consideration for the right to receive a cash payment with respect thereto equal to the product of (i) the number of shares of Company Common Stock remaining subject to and not previously issued in settlement of such Company RSU Award as of immediately prior to the Effective Time and (ii) the Merger Consideration. Payment of the Company RSU Consideration shall be made in pro rata installments in accordance with the time-based vesting schedule to which the shares of Company Common Stock remaining subject to such Company RSU Award were subject immediately prior to the Effective Time, subject to the continued employment or other service relationship of the former holder of such Company RSU on the applicable post-Effective Time vesting date.

At the Effective Time, each Company RSU award that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, and whose holder remains an employee of the Surviving Corporation or a Subsidiary thereof immediately after the Effective Time and is employed in Denmark, Singapore or the United States, shall be cancelled in consideration for the right to receive from Parent immediately after the Effective Time, a restricted stock unit award issued by Parent for that number of restricted stock units equal to the product of (i) the number of shares of Company Common Stock remaining subject to and not previously issued in settlement of such Company RSU Award as of immediately prior to the Effective Time and (ii) the RSU Exchange Ratio (rounded down to the nearest whole share); and shall be subject to substantially the same vesting schedule as was applicable under the Company RSU Award cancelled in exchange therefor.

The consummation of the Merger is subject to certain conditions, including, without limitation, (i) the receipt of the necessary approval of the Merger from the Company’s shareholders; (ii) the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in the United States and any other applicable foreign antitrust and competition laws; (iii) the absence of any non-appealable legal requirement of any Governmental Entity making illegal, permanently enjoining or otherwise permanently prohibiting, limiting, delaying, or otherwise restraining the consummation of the transactions; and (iv) the absence of any action commenced by a Governmental Entity seeking to prohibit, enjoin, materially limit, delay or otherwise restrain the transactions contemplated by the Agreement of Merger.

The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to certain other conditions, including, without limitation, (a) the Company shall have delivered to Parent evidence of the amendment or termination of, or that the Company is not otherwise bound by, certain specified contracts on terms acceptable to Parent in its sole discretion, no later than January 22, 2018 (or such later date as may be approved by Parent in writing), (b) the Company shall have delivered to Parent evidence of the sale or the shutdown of the Company’s television and set-top boxes businesses on terms acceptable to Parent in its sole discretion, no later than December 14, 2017 (or such later date as may be approved by Parent in writing), and (c) as of immediately prior to the Effective Time, the Company shall have cash and cash equivalents of at least $40,000,000 in the Company’s accounts located anywhere in the world, net of any taxes and charges that would be required to be paid in order to repatriate such cash to the United States (the “Cash Condition” and collectively with the conditions set forth in (a) and (b) above, the “Specified Conditions”).

The obligations of the Parent and Merger Subsidiary, on the one hand, and the Company, on the other hand, to consummate the Merger are subject to certain other conditions, including, without limitation, (x) the accuracy of the other party’s representations and warranties (subject to certain materiality qualifiers) and (y) the other party’s performance of its obligations and covenants contained in the Agreement of Merger in all material respects. In addition, the obligations of the Parent and Merger Subsidiary to consummate the Merger are subject to there not having occurred any event, occurrence, revelation or development of a state of circumstances or facts which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company and its subsidiaries, taken as a whole.

If on any day on or after January 23, 2018, one or more of the Specified Conditions is not satisfied (with the Cash Condition measured only as of January 23, 2018 and such later date on which all of the conditions to the Merger are satisfied or waived (other than the Specified Conditions and certain other conditions)), in lieu of consummating the Merger, the Parties shall instead consummate the sale of the Purchased Assets, which consist of those assets related to the Company’s Z-wave business, for an all-cash purchase price of $240 million to be paid to the Company and on such other terms set forth in the Agreement of Merger (the “Asset Purchase Transaction”). The Asset Purchase Transaction is subject to certain conditions, including without limitation, the requisite approval of the Company’s shareholders.

The Agreement of Merger contains customary representations and warranties by Parent, Merger Subsidiary and the Company. The Agreement of Merger also contains covenants and agreements, including with respect to the operations of the business of the Company and its subsidiaries between signing and closing, that (i) the Company use commercially reasonable efforts to enter into an agreement to effectuate the sale of the Company’s G.hn/HPNA business, and (ii) that the Parties seek to make and obtain all necessary governmental filings and approvals and other matters.

The Agreement of Merger generally prohibits the Company’s solicitation of proposals relating to alternative business combination transactions and restricts the Company’s ability to furnish information to, or participate in any discussions or negotiations with, any third party with respect to any such transaction, subject to certain exceptions.

The Agreement of Merger contains termination rights for each of Parent, Merger Subsidiary and the Company, and further provides that upon termination of the Agreement of Merger under specified circumstances, the Company may be required to pay Parent a termination fee of $11,500,000.

The foregoing description of the Agreement of Merger and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement of Merger, which is attached as Exhibit 2.1 and is incorporated herein by reference.

The Agreement of Merger contains representations and warranties by each of Parent, Merger Subsidiary and the Company. These representations and warranties were made solely for the benefit of the Parties to the Agreement of Merger and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the Parties if those statements prove to be inaccurate;

•	may have been qualified in the Agreement of Merger by disclosures that were made to the other party in connection with the negotiation of the Agreement of Merger;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the Agreement of Merger or such other date or dates as may be specified in the Agreement of Merger.

Voting Agreement

Concurrently with the execution of the Agreement of Merger, all of the Company’s directors and executive officers, who together own approximately 3.3% of the total Company Shares outstanding on the date of the Agreement of Merger, entered into a Voting Agreement with Parent (each a “Voting Agreement”), pursuant to which such directors and executive officers, on the terms and subject to the conditions set forth in the Voting Agreements, have agreed to vote or cause to be voted all of the Company Shares beneficially owned by such shareholders for the approval of the Agreement of Merger. The Voting Agreements will terminate upon certain specified events, including termination of the Agreement of Merger.

The foregoing description of the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of Voting Agreement, which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Information.

On December 7, 2017, the Company and Parent issued a joint press release announcing the execution of the Agreement of Merger. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On December 7, 2017, the Company emailed letters to the Company’s employees announcing that the Company had entered into the Agreement of Merger. A copy of each of the letters is filed as Exhibit 99.3, 99.4 and 99.5 hereto and each is incorporated by reference.

On December 7, 2017, the Company emailed a letter to certain of the Company’s customers announcing that the Company had entered into the Agreement of Merger. A copy of the letter is filed as Exhibit 99.6 hereto and is incorporated by reference.

On December 7, 2017, the Company emailed a letter to the Z-Wave Alliance Members and Integration Partners announcing that the Company had entered into the Agreement of Merger. A copy of the letter is filed as Exhibit 99.7 hereto and is incorporated by reference.

On December 7, 2017, an acquisition messaging document was sent to certain members of management of Silicon Laboratories and Sigma Designs. A copy of the messaging document is filed as Exhibit 99.8 hereto and is incorporated by reference.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto contain forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Silicon Laboratories Inc. (“Silicon Labs”) and its proposed acquisition (the “Acquisition”) of Sigma Designs, Inc. (“Sigma Designs”) or the Z-Wave business and related matters. These statements include, but are not limited to, statements that address Sigma Designs’ expected future business and financial performance and statements about (i) the timing, completion and expected benefits of the Acquisition, (ii) plans, objectives and intentions with respect to future operations and products, (iii) competitive position and opportunities, (iv) the impact of the Acquisition on the market for Sigma Designs’ products, (v) the impact of the Acquisition on non-GAAP EPS, (vi) other information relating to the Acquisition and (vii) other statements identified by words such as “will”, “expect”, “intends”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Silicon Labs and Sigma Designs, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the companies’ and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include any risks associated with the Acquisition such as: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals from the shareholders of Sigma Designs for the transactions or regulatory approvals are not obtained; (2) litigation relating to the transaction; (3) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; (4) risks that the proposed transaction disrupts the current plans and operations of Sigma Designs and Silicon Labs; (5) the ability of Sigma Designs and Silicon Labs to retain and hire key personnel; (6) competitive responses to the proposed transaction; (7) unexpected costs, charges or expenses resulting from the transaction; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (9) the ability to divest or wind down Sigma Designs’ Smart TV business; (10) the ability to divest Sigma Designs’ Media Connectivity business; (11) Sigma Designs’ ability to amend or terminate certain contracts; (12) Sigma Designs’ ability to maintain sufficient cash to satisfy the minimum cash condition; (13) Silicon Labs’ ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating Sigma Designs into Silicon Labs’ existing businesses and the indebtedness planned to be incurred in connection with the transaction; and (14) legislative, regulatory and economic developments.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction Silicon Labs’ and Sigma Designs’ filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, and which discuss additional important risk factors that may affect their respective businesses, results of operations and financial conditions. Silicon Labs and Sigma Designs undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

Sigma Designs intends to file the applicable proxy statement(s) in connection with the Acquisition. Investors and security holders of Sigma Designs are urged to read such proxy statement(s) (including any amendments or supplements thereto) and any other relevant documents in connection with the Acquisition that Sigma will file with the SEC upon such documents becoming available because they will contain important information about Sigma Designs and the Acquisition. Such materials filed by Sigma Designs with the SEC may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Investor Relations page on Sigma Designs’ website at www.sigmadesigns.com or by writing to Sigma Designs’ Secretary at 47467 Fremont Blvd. Fremont, CA 94538 USA.

Sigma Designs and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Sigma Designs’ shareholders with respect to the Acquisition. Additional information about Sigma Designs’ directors and executive officers is set forth in Sigma Designs’ proxy statement on Schedule 14A filed with the SEC on July 17, 2017 and Annual Report on Forms 10-K and 10-K/A for the fiscal year ended January 28, 2017. Information regarding their direct or indirect interests in the Acquisition will be set forth in the proxy statement and other materials to be filed with the SEC.

Item 9.01 Financial Statements and Exhibits

Exhibits

Item No.	Description

2.1	Agreement and Plan of Merger, dated as of December 7, 2017, by and among Silicon Laboratories Inc., Seguin Merger Subsidiary, Inc. and Sigma Designs, Inc.*

99.1	Form of Voting Agreement by and between Silicon Laboratories Inc. and certain shareholders of Sigma Designs, Inc.

99.2	Joint Press Release issued by Silicon Laboratories Inc. and Sigma Designs, Inc. dated December 7, 2017

99.3	Letter to the Company’s employees dated December 7, 2017 announcing entry into the Agreement of Merger.

99.4	Letter to certain of the Company’s employees dated December 7, 2017 announcing entry into the Agreement of Merger.

99.5	Letter to certain of the Company’s employees dated December 7, 2017 announcing entry into the Agreement of Merger.

99.6	Letter to certain of the Company’s customers dated December 7, 2017 announcing entry into the Agreement of Merger.

99.7	Letter to the Z-Wave Alliance Members and Integration Partners dated December 7, 2017 announcing entry into the Agreement of Merger.

99.8	Acquisition messaging document sent to certain members of management of Silicon Laboratories and Sigma Designs on December 7, 2017.

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMA DESIGNS, INC.

Date: December 7, 2017	By:	/s/ Thinh Q. Tran
Thinh Q. Tran President and Chief Executive Officer